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EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

For the Years Ended December 31,
In millions, except ratios                                            1993            1992           1991
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Consolidated operations:
  Income before income tax expense and cumulative effect of
     accounting changes                                             $     602*      $    775       $    678
  Fixed charges deducted from income
     Interest expense
       Consolidated                                                       483            508            565
       Relating to real estate operations                                   5              8              3
     Implicit interest in rents                                            15             13             13
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       Total fixed charges deducted from income                           503            529            581
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          Earnings available for fixed charges                      $   1,105*      $  1,304       $  1,259
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  Fixed charges per above                                           $     503       $    529       $    581
  Capitalized interest relating to real estate operations                  15             21             31
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          Total fixed charges                                       $     518       $    550       $    612
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          Ratio of earnings to fixed charges                              2.1            2.4            2.1
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Consolidated operations, corporate fixed charges only:
  Income before income tax expense and cumulative effect of
     accounting changes                                             $     602*      $    775       $    678
  Corporate fixed charges deducted from income - corporate
     interest expense                                                     121            126            140
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          Earnings available for fixed charges                      $     723*      $    901       $    818
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          Ratio of earnings to corporate fixed charges                    6.0            7.2            5.8
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American General Finance, Inc.:
  Income before income tax expense and cumulative effect of
     accounting changes                                             $     337       $    250       $    208
  Fixed charges deducted from income
     Interest expense                                                     380            398            440
     Implicit interest in rents                                            10              9              9
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          Total fixed charges deducted from income                        390            407            449
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          Earnings available for fixed charges                      $     727       $    657       $    657
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          Ratio of earnings to fixed charges                              1.9            1.6            1.5
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

* Includes $300 million write-down of goodwill. Additional information is incorporated herein by reference from Note 1.7 of the Notes to Financial Statements.